Exhibit 99.1

Schmitt Announces First Quarter Fiscal 2021 Operating Results

October 30, 2020	NASDAQ: SMIT

Portland, Oregon – Schmitt Industries, Inc. (NASDAQ: SMIT) (the “Company” or “Schmitt”) today announced its operating results for the fiscal quarter ended August 31, 2020. The operating results for the first quarter include the financial results from Schmitt’s July 9, 2020 acquisition of Ample Hills Creamery (“Ample Hills”).

Highlights of the three months ended August 31, 2020

•	Consolidated revenues increased $412,707, or 37.7%, to $1,507,485 for the three months ended August 31, 2020, as compared to $1,094,778 for the three months ended August 31, 2019.

•	The Company’s newly formed ice cream segment generated revenues of $501,420 from the date of the Company’s acquisition of Ample Hills on July 9, 2020 through August 31, 2020.

•	Revenue for the Company’s measurement segment decreased $88,713, or 8.1%, for the three months ended August 31, 2020, as compared to the three months ended August 31, 2019, primarily due to a $79,545, or 17.8%, decline in sales of the Company’s Acuity products. Recurring revenue from the Company’s Xact products monitoring services continued to grow, increasing $20,596, or 5.6%, for the three months ended August 31, 2020 as compared to the three months ended August 31, 2019.

•	Gross margin decreased to 40.3% for the three months ended August 31, 2020 as a result of the start-up of the Ample Hill’s factory and the decline in Acuity sales.

•	Operating expenses increased $1,522,098 to $2,229,336 for the three months ended August 31, 2020, as compared to $707,238 for the three months ended August 31, 2019. The increase was primarily due to the inclusion of the Ample Hills business along with increased stock compensation, professional fees, and investments in information technology.

•	Net income from continuing operations was $150,659, or $0.04 per share, for the three months ended August 31, 2020, as compared to a net loss of $(206,154), or ($0.05) per share, for the three months ended August 31, 2019. Excluding the $1,271,615 bargain purchase gain realized as a result of the acquisition of Ample Hills, stock-based compensation, transaction fees and re-organization expenses, and income from discontinued product lines, non-GAAP earnings per share from continuing operations for the three months ended August 31, 2020 was $(0.23).

•	Adjusted EBITDA decreased $870,953, to $(1,010,440), for the three months ended August 31, 2020, as compared to $(139,487) for the three months ended August 31, 2019.

The Company finished the quarter ended August 31, 2020 with $9,471,275 in cash, as compared to $10,566,531 for the year ended May 31, 2020.

Michael Zapata, Schmitt’s Chairman and Chief Executive Officer, commented, “Ample Hills adds another strong brand with great potential to the Schmitt family. In a time of pressure and uncertainty, we are fortunate to have the opportunity to help this beloved ice cream company out of bankruptcy, hire back over 100 employees, and restart its iconic Red Hook ice cream factory. In less than eight weeks, the team has done an incredible job opening up our nine New York and New Jersey locations, opening our first California location, restocking our channels and launching our e-commerce site. We look forward to sharing our long-term vision for Ample Hills at our annual meeting in December and we encourage all our shareholders to visit our scoop shops and enjoy our incredible flavors.”

Mr. Zapata continued, “The first quarter of fiscal year 2021 has been a period of investment and execution. Our Ample Hills team has been exclusively focused on re-opening our stores and factory and re-stablishing the business, while our measurement products segment team has shifted focus from building a foundation to revenue generation and cost reduction. Our strong balance sheet enables us to continue investing in our businesses while continuing to weather the COVID-19 environment.”

Ample Hills Acquisition

On July 9, 2020, Schmitt acquired the assets of Ample Hills Creamery, Inc. and its subsidiaries, a beloved Brooklyn, NY-based ice cream manufacturer and retailer, for $1.7 million.

“Our investment plan for Ample Hills forecasted significant capital investments to fund the operating losses associated with re-opening the factory and carrying the business through a period of low utilization and same-store sales. Ample Hills generated an operating loss of $962,754 for the quarter ended August 31, 2020, which includes allocated corporate overhead and was in-line with our internal investment plan.

Board of Directors

On October 27, 2020, Schmitt announced the appointment of Lillian Tung as the fifth member of the Company’s Board of Directors. Ms. Tung is an “independent director” according to the rules of the Securities and Exchange Commission and The NASDAQ Stock Market.

Lillian Tung is the Chief Marketing Officer and co-founder of Fur, the high growth beauty brand pioneering body hair care. Ms. Tung has more than a decade of experience in marketing and entrepreneurship and has a breadth of experience across marketing channels with a strong emphasis on digital acquisition, brand development, and consumer engagement. As a business founder she blends the strategic mindset required to achieve aggressive growth targets while maintaining long-term financial sustainability.

“From a corporate governance standpoint, I am pleased to have recently announced the addition of Lillian Tung as our fifth board member. Lillian comes with great experience in entrepreneurship and marketing that will serve our business, the board and our shareholders well. On behalf of the board, please welcome Lillian Tung to the Schmitt family. We look forward to sharing more detail on our companies at our upcoming Schmitt annual meeting.”

Summary data for the three months ended August 31, 2020:

	Three months ended August 31,		Change
	2020	2019	$	%
Total net revenue	$1,507,485	$1,094,778	$412,707	37.7%
Gross margin	40.3%	43.6%
Operating expenses	2,229,336	707,238	1,522,098	215.2%
Net income (loss) from continued operations	150,659	(206,154)	356,813	-173.1%
Net income (loss) per common share from continued operations, diluted	$0.04	$(0.05)	$0.09	-180.0%

Reconciliation of Adjusted EBITDA:

	Three months ended August 31,
	2020	2019
Loss before income taxes from continuing operations	$(254,008)	$(225,539)
Depreciation and amortization	245,481	42,054
EBITDA from continuing operations	$(8,527)	$(183,485)

Adjusted for:
Bargain purchase gain	(1,271,615)	—
Income from discontinued product line	(38,287)	(70,000)
Transaction fees and re-organization expenses	125,167	41,984
Stock-based compensation	182,822	72,014
Adjusted EBITDA from continuing operations	$(1,010,440)	$(139,487)

Reconciliation of Adjusted Net Loss and Non-GAAP EPS:

	Three months ended August 31,
	2020	2019
Net income (loss) from continuing operations	$150,659	$(206,154)
Adjusted for:
Bargain purchase gain	(1,271,615)	—
Income from discontinued product line	(38,287)	(70,000)
Transaction fees and re-organization expenses	125,167	41,974
Stock-based compensation	182,822	72,014
Adjusted net loss from continuing operations (Non-GAAP)	$(851,254)	$(162,166)
Non-GAAP loss per fully diluted share	$(0.23)	$(0.04)

Use of Non-GAAP Financial Measures by Schmitt Industries

This release presents the non-GAAP financial measures “Adjusted EBITDA from continuing operations”, “Adjusted net loss from continuing operations (Non-GAAP)”, and “Non-GAAP loss per fully diluted share.” The most directly comparable measure for these non-GAAP financial measures are net income and basic and diluted net income per share. The Company presents adjusted EBITDA after excluding the bargain purchase gain related to the Ample Hills acquisition, related transaction and re-organization expenses, and stock-based compensation.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Schmitt’s financial condition and results of operations is included as Exhibit 99.2 to Schmitt’s report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2020.

About Schmitt Industries

Schmitt Industries, Inc., founded in 1987, designs, manufactures and sells high precision test and measurement products, solutions and services through its Acuity® and Xact® product lines. Acuity provides laser and white light sensor distance measurement and dimensional sizing products, and our Xact line provides ultrasonic-based remote tank monitoring products and related monitoring revenues for markets in the Internet of Things environment. The Company also owns and operates Ample Hills Creamery, a beloved ice cream manufacturer and retailer based in Brooklyn, NY.

FORWARD-LOOKING STATEMENTS

This document may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. A complete discussion of the risks and uncertainties that may affect Schmitt’s business, including the business of its subsidiary, is included in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

For further information regarding risks and uncertainties associated with the Company’s business, please refer to Schmitt’s SEC filings, including, but not limited to, its Forms 10-K, 10-Q and 8-K.

The forward-looking statements in this release speak only as of the date on which they were made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes to this document made by wire services or internet service providers.

For more information contact:	Michael R. Zapata, President and CEO Jamie Schmidt, CFO and Treasurer (503) 227-7908 or visit our website at www.schmitt-ind.com